UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)
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Soliciting Material Pursuant to §240.14a-12
HMS Income Fund, Inc.
(Name of Registrant as Specified in its Charter)

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2800 Post Oak Boulevard, Suite 5000
Houston, Texas 77056-6118

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held September 11, 2019

To the stockholders of HMS Income Fund, Inc.:
I am pleased to invite our stockholders to the 2019 annual meeting of stockholders of HMS Income Fund, Inc. The annual meeting will be held at the Williams Tower Conference Center, Level 2 - Uptown Room, 2800 Post Oak Boulevard, Houston, Texas 77056 at 9:00 am, Central Time, on September 11, 2019. At the meeting, you will be asked to:

•	elect five (5) directors who will each serve until the 2020 annual meeting of stockholders or until his or her earlier death, removal or resignation;

•	ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and

•	conduct such other business as may properly come before the annual meeting or any adjournment thereof.

Our board of directors has fixed the close of business on June 13, 2019 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof. Only record holders of shares of common stock at the close of business on the record date are entitled to notice of and to vote at the annual meeting.
For further information regarding the matters to be acted upon at the annual meeting, I urge you to carefully read the Notice of Internet Availability of Proxy Materials and the proxy statement, which is accessible on the Internet or by request. We are furnishing proxy materials to our stockholders on the Internet, rather than mailing printed copies of those materials to each stockholder. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request them. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials, and vote your proxy, on the Internet.
Whether you own a few or many shares of our common stock and whether you plan to attend in person or not, it is important that your shares be voted on matters that come before the meeting. If you plan on attending the annual meeting and voting your shares in person, you will need to bring photo identification in order to be admitted to the annual meeting. To obtain directions to the annual meeting, please call us at (888) 220-6121. If you do not plan on attending the meeting and voting in person, you may vote your shares by using a toll-free telephone number or the Internet. Instructions for using these convenient services are provided on the Notice of Internet Availability of Proxy Materials, on the proxy card and in the proxy statement. If you prefer, you may vote your shares by mail by the following instructions on the Notice of Internet Availability of Proxy Materials. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the recommendations of our board of directors.
You are cordially invited to attend the annual meeting. Your vote is important.
By Order of the Board of Directors

Ryan T. Sims
Chief Financial Officer and Secretary
Houston, Texas
June 20, 2019

This is an important meeting. To ensure proper representation at the meeting, please follow the instructions on the Notice of Internet Availability of Proxy Materials to vote your proxy via the Internet or request, complete, sign, date and return a proxy card. Even if you vote your shares prior to the meeting, you still may attend the meeting and vote your shares in person if you wish to change your vote.

Proxy Statement

HMS Income Fund, Inc.
2800 Post Oak Boulevard, Suite 5000
Houston, Texas 77056-6118

PROXY STATEMENT

INTRODUCTION

This proxy statement is furnished in connection with the solicitation of proxies by and on behalf of the board of directors of HMS Income Fund, Inc. (the “Company”) for use at the 2019 annual meeting of our stockholders and at any adjournment or postponement thereof. References in this proxy statement to “we,” “us,” “our” or like terms also refer to the Company. The mailing address of our principal executive offices is 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118. This proxy statement, the form of proxy card and our annual report on Form 10-K (as amended, the “Form 10-K”) for the year ended December 31, 2018 are being furnished to our stockholders of record as described below via the internet on or about June 20, 2019. In addition, a Notice of Annual Meeting of Stockholders and a Notice of Internet Availability of Proxy Materials are being mailed to our stockholders of record on or about June 20, 2019
.
Important Notice Regarding the Availability of Proxy Materials for the 2019 Annual Meeting of Stockholders
(the “Annual Meeting”) to be Held on September 11, 2019

This proxy statement, the form of proxy card and our Form 10-K are available in the SEC Filings section of our website at www.hinessecurities.com/past-offerings/hms-income-fund/sec-filings/. Stockholders may also obtain a copy of these materials by writing to HMS Income Fund, Inc., Attention: Ryan T. Sims, Chief Financial Officer and Secretary, 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118. Upon payment of a reasonable fee, stockholders may also obtain a copy of the exhibits to our Form 10-K.
All properly executed proxies representing shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) received prior to the annual meeting will be voted in accordance with the instructions marked thereon. If no specification is made, the shares of Common Stock will be voted “FOR” the proposal to elect each of the director nominees and “FOR” the proposal to ratify the appointment of Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. Any stockholder who has given a proxy has the right to revoke it at any time prior to its exercise. Stockholders who execute proxies may revoke them with respect to a proposal by attending the annual meeting and voting his or her shares of Common Stock in person, or by submitting a letter of revocation or a later-dated proxy to the Company at the above address prior to the date of the annual meeting.
INFORMATION ABOUT THE MEETING AND VOTING

What is the date of the annual meeting and where will it be held?
The Annual Meeting will be held on September 11, 2019, at 9:00 am, Central Time. The Annual Meeting will be held at the Williams Tower Conference Center, Level 2 - Uptown Room, 2800 Post Oak Boulevard, Houston, Texas 77056.
What will I be voting on at the Annual Meeting?
At the Annual Meeting, you will be asked to:

•	elect five (5) directors who will each serve until the 2020 annual meeting of stockholders or until his or her earlier death, removal or resignation;

•	ratify the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and

•	conduct such other business as may properly come before the Annual Meeting or any adjournment thereof.

Our board of directors does not know of any matters that may be acted upon at the Annual Meeting other than the matters set forth in the first two bullets listed above.

Who can vote at the Annual Meeting?
The record date for the determination of holders of shares of our Common Stock entitled to notice of and to vote at the Annual Meeting, or any adjournment or postponement thereof, is the close of business on June 13, 2019. Each holder of shares of our Common Stock issued and outstanding as of the record date is entitled to vote at the Annual Meeting. As of April 29, 2019, 78,814,203 shares of our Common Stock were outstanding.
How many votes do I have?
Each share of Common Stock has one vote on each matter considered at the Annual Meeting or any adjournment thereof. The proxy card shows the number of shares of Common Stock you are entitled to vote. There is no cumulative voting.
How can I vote?
You may vote in person at the Annual Meeting or by proxy. Stockholders have the following three options for submitting their votes by proxy:

•	via the Internet at www.proxyvote.com/HMIF or by following the instructions on the Notice of Internet Availability of Proxy Materials;

•	by telephone, by calling toll free 1-800-690-6903; or

•	by mail, by completing, signing, dating and returning your proxy card by following the instructions on the Notice of Internet Availability of Proxy Materials.
For those stockholders with Internet access, we encourage you to vote via the Internet, a convenient means of voting that also provides cost savings to us. In addition, when you vote via the Internet or by phone prior to the Annual Meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and, therefore, not be counted. For further instructions on voting and the control number required to submit your vote via the Internet or by phone, see the Notice of Internet Availability of Proxy Materials or your proxy card.
You may also vote your shares at the Annual Meeting. If you attend the Annual Meeting, you may submit your vote in person, and any previous votes that you submitted, whether by Internet, phone or mail, will be superseded by the vote that you cast at the Annual Meeting. To obtain directions to be able to attend the Annual Meeting and vote in person, please contact HMS Income Fund, Inc. Investor Relations at (888) 220-6121.
How will proxies be voted?
Shares of Common Stock represented by valid proxies will be voted at the Annual Meeting in accordance with the directions given. If the proxy card is signed and returned without any directions given, the shares will be voted “FOR” the election of the five (5) director nominees named in the proxy and “FOR” the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2019.
“Broker non-votes” are votes cast for shares held by a broker, bank or other nominee for which such nominee has not received voting instructions from the beneficial owner. On “routine” proposals brought before an annual meeting of stockholders, such nominee is permitted to exercise voting discretion. On “non-routine” proposals, such nominee may not exercise voting discretion. Therefore, in order to cast votes for “non-routine” proposals, stockholders that hold shares in “street name” through a broker, bank or other nominee must provide such broker, bank or other nominee with specific voting instructions with respect to such “non-routine” proposals.
The board of directors does not intend to present, and has no information indicating that others will present, any business at the Annual Meeting other than as set forth in the attached Notice of Annual Meeting of Stockholders. However, if other matters requiring the vote of our stockholders come before the Annual Meeting, it is the intention of the persons named in the proxy card to vote the proxies held by them in accordance with their discretion on such matters.
What vote is required to approve each proposal?
Election of Directors. The affirmative vote of a plurality of all of the votes cast in person or by proxy at a meeting at which a quorum is present is necessary for the election of a director. The election of directors is a “non-routine” proposal. Therefore, abstentions, broker non-votes and withhold votes, if any, will not be counted as votes cast and will have no effect on the result of the vote.

Ratification of Appointment of Independent Registered Public Accounting Firm.  The affirmative vote of a majority of all of the votes cast in person or by proxy at a meeting at which a quorum is present is required to ratify the appointment of Grant Thornton to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. Abstentions will not be included in determining the number of votes cast and, as a result, will not have any effect on the result of the vote. The ratification of the appointment of Grant Thornton as our independent registered public accounting firm is a “routine” proposal, so broker non-votes will be counted as votes cast. Therefore, if a record stockholder does not provide its broker, bank or other nominee with voting instructions, then such broker, bank or other nominee will be able to vote the stockholder’s shares on his, her or its behalf.
What constitutes a “quorum”?
The presence at the Annual Meeting, in person or represented by proxy, of the holders of a majority (greater than 50 percent) of the shares of Common Stock entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business. Broker non-votes will be treated as shares present for quorum purposes.
In the event that a quorum is not present at the Annual Meeting, the Chairman of the Annual Meeting shall have the power to adjourn the Annual Meeting from time to time to a date not more than 120 days after the original record date without notice other than the announcement at the Annual Meeting to permit further solicitation of proxies. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought. Any business that might have been transacted at the Annual Meeting originally called may be transacted at any such adjourned session at which a quorum is present.
If sufficient votes in favor of one or more proposals have been received by the time of the Annual Meeting, the proposals will be acted upon and such actions will be final, regardless of any subsequent adjournment to consider other proposals.
How can I change my vote or revoke a proxy?
You have the unconditional right to revoke your proxy at any time prior to the voting thereof by submitting a later-dated proxy (either in the mail, or by telephone or the Internet), by attending the Annual Meeting and voting in person or by written notice to us addressed to: HMS Income Fund, Inc., Attention: Ryan T. Sims, Chief Financial Officer and Secretary, 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118. No written revocation shall be effective, however, unless and until it is received by us at or prior to the Annual Meeting.
What if I return my proxy but do not mark it to show how I am voting?
If your proxy card is signed and returned without specifying your choices, your shares will be voted as recommended by the board of directors.
What are the recommendations of the board of directors?
The board of directors unanimously recommends that you vote “FOR” the election of each of the five (5) director nominees named in the proxy and “FOR” the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2019.
Will you incur expenses in soliciting proxies?
We will bear all costs associated with soliciting proxies for the Annual Meeting. Solicitations may be made on behalf of our board of directors by mail, personal interview, telephone or other electronic means by our officers and other employees of HMS Adviser LP (our “Adviser”), who will receive no additional compensation. We have retained Broadridge Investor Communications Solutions, Inc. (“Broadridge”) to aid in the solicitation of proxies. We will pay Broadridge a fee of approximately $5,000 in addition to variable costs related to the solicitation of proxies as well as reimbursement of its out-of-pocket expenses. We will request banks, brokers, custodians, nominees, fiduciaries and other record holders to forward copies of this proxy statement to people on whose behalf they hold shares of our Common Stock and to request authority for the exercise of proxies by the record holders on behalf of those people. In compliance with the regulations of the Securities and Exchange Commission (the “SEC”), we will reimburse such persons for reasonable expenses incurred by them in forwarding proxy materials to the beneficial owners of shares of our Common Stock.

What does it mean if I receive more than one proxy card?
Some of your shares of our Common Stock may be registered differently or held through more than one account (e.g., through different brokers or nominees). Each proxy card or voting instruction form only covers those shares of Common Stock held in the applicable account. If you hold shares of Common Stock in more than one account, you will have to provide voting instructions as to all your accounts to vote all your shares of Common Stock. If you hold your shares of our Common Stock in registered form and wish to combine your stockholder accounts in the future, you should contact HMS Income Fund, Inc. Investor Relations at 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118 or call us at (888) 220-6121. Combining accounts reduces excess printing and mailing costs, resulting in cost savings to us that benefit you as a stockholder.
What if I receive only one set of proxy materials although there are multiple stockholders at my address?
The SEC has adopted a rule concerning the delivery of documents filed by us with the SEC, including proxy statements and annual reports to stockholders. The rule allows us, with the consent of affected stockholders, to send a single set of any annual report, proxy statement, proxy statement combined with a prospectus or information statement to any household at which two or more stockholders reside. This procedure is referred to as “Householding.” This rule benefits both you and us. It reduces the volume of duplicate information received at your household and helps us reduce expenses. Each stockholder subject to Householding will continue to receive a separate proxy card or voting instruction card.
We will promptly deliver, upon written or oral request, a separate copy of our annual report or proxy statement, as applicable, to a stockholder at a shared address to which a single copy was previously delivered. If you received a single set of disclosure documents for this year, but you would prefer to receive your own copy, you may direct requests for separate copies to HMS Income Fund, Inc. Investor Relations at 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118 or call us at (888) 220-6121. Likewise, if your household currently receives multiple copies of disclosure documents and you would like to receive one set, please contact HMS Income Fund, Inc. Investor Relations at the address or phone number above.
How do I submit a stockholder proposal for next year’s annual meeting or proxy materials, and what is the deadline for submitting a proposal?
Pursuant to our amended and restated bylaws (the “Bylaws”), in order for a stockholder proposal to be properly submitted for presentation at our 2020 annual meeting, we must receive written notice of the proposal at our executive offices during the period beginning on December 2, 2019 and ending on January 1, 2020. In accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), if you wish to present a proposal for inclusion in the proxy material for next year’s annual meeting, we must receive written notice of your proposal at our executive offices no later than January 1, 2020. All proposals must contain the information specified in, and otherwise comply with, our Bylaws. Proposals should be sent via registered, certified or express mail to: HMS Income Fund, Inc., 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118, Attention: Ryan T. Sims, Chief Financial Officer and Secretary. For additional information, see the section in this proxy statement captioned “Stockholder Proposals for the 2020 Annual Meeting.”

PROPOSAL ONE:

ELECTION OF DIRECTORS

General
The role of our board of directors is to provide general oversight of the Company’s business affairs and to exercise all of the Company’s powers except those reserved for the stockholders. The responsibilities of our board of directors also include, among other things, the oversight of the Company’s investment activities, the quarterly valuation of the Company’s assets, oversight of the Company’s financing arrangements and corporate governance activities.
Pursuant to our articles of amendment and restatement (the “Charter”) and Bylaws, the number of directors on our board of directors may not be fewer than three or greater than fifteen, a majority of whom must be independent. An “independent director” is defined under our Charter and means a person who is not an “interested person” as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”). Section 2(a)(19) of the 1940 Act defines an “interested person” to include, among other things, any person who has, or within the last two years had, a material business or professional relationship with the Company. The members of the board of directors that are not independent directors are referred to as interested directors.
We currently have five directors, three of whom are independent. Generally, directors are elected annually by our stockholders, and there is no limit on the number of times a director may be elected to office. Each director serves until the next annual meeting of stockholders or (if longer) until his or her successor has been duly elected and qualified, or until his or her earlier death, removal or resignation. Vacancies on the board of directors may be filled by persons elected by a majority of the remaining directors. A director elected by the board of directors to fill a vacancy shall serve until the next annual meeting of stockholders and until his or her successor is elected and qualified, or until his or her earlier death, removal or resignation.

Nominees for the Board of Directors
If elected at the Annual Meeting, each of the director nominees set forth below would serve until the 2020 annual meeting of stockholders or until his or her successor is duly elected and has qualified, or, if sooner, until his or her death, resignation or removal. None of the director nominees has been nominated for election pursuant to any agreement or understanding between such person and the Company. Each of the director nominees has indicated his or her willingness to continue to serve if elected, and each has consented to be named as a nominee.
The proxy holders named on the proxy card intend to vote for the election of the five nominees listed below. The board of directors has selected these nominees on the recommendation of the Nominating and Corporate Governance Committee of the board of directors. If you do not wish your shares to be voted for particular nominees, please identify the exceptions in the designated space provided on the proxy card or, if you are voting by telephone or the Internet, follow the instructions provided when you vote. Directors will be elected by a plurality of all of the affirmative votes cast at the Annual Meeting, in person or by proxy, provided that a quorum is present or represented by proxy.
If, by the time of the Annual Meeting, one or more of the nominees should become unable to serve, shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Nominating and Corporate Governance Committee. No proxy will be voted for a greater number of persons than the number of nominees described in this proxy statement.

The following table sets forth certain information regarding the five nominees for our board of directors:

Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Business Experience and Principal Occupation; Directorships in Public Corporations and Investment Companies	Public Directorships Held by Director During the Past Five Years
INTERESTED DIRECTORS
Nicholas T. Meserve (3) Age: 39 Director	Since 2016
Mr. Meserve has served as a Managing Director on the middle market investment team of Main Street Capital Corporation (“Main Street”) since 2012. Previously, from 2004 until 2012, Mr. Meserve served as a director and portfolio manager of Highland Capital Management, LP (“Highland”), a large alternative credit manager, and certain of its affiliates, where he managed a portfolio of senior loans and high yield bonds across a diverse set of industries. Prior to Highland, he was a credit analyst at JP Morgan Chase & Co. Mr. Meserve graduated from Wake Forest University with a Bachelor of Science in Business Administration and Finance.

We believe Mr. Meserve is qualified to serve on our board of directors because of his experience as a managing director for an investment company and general experience in the financial services industry.

Sherri W. Schugart (4) Age: 53 Director, Chairman, President and Chief Executive Officer	Since 2014
Ms. Schugart joined Hines in 1995. Ms. Schugart serves as our Chairman, President and Chief Executive Officer and is also the President and Chief Executive Officer the general partner of our Adviser. Ms. Schugart also serves as a Director and as the President, Chief Executive Officer of Hines Global REIT, Inc. (“Hines Global REIT”) and Hines Global Income Trust, Inc. (“Hines Global Income Trust”) and the general partner of their respective advisors. Ms. Schugart holds similar positions with several related Hines entities. Ms. Schugart served as the President and Chief Executive Officer of Hines Real Estate Investment Trust, Inc. (“Hines REIT”) and the general partner of its advisor, as well as Hines US Core Office Fund LP (the “Core Fund”), a private fund, from March 2013 to the dissolution of such entities in March 2017 and December 2018, respectively. Ms. Schugart served as the Chief Operating Officer for Hines Global REIT, Hines REIT and the Core Fund and the general partner of our Adviser as well as the advisers of Hines Global REIT and Hines REIT from November 2011 through March 2013. Prior to that time, Ms. Schugart served as the Chief Financial Officer for Hines Global REIT and the general partner of its advisor from inception of Hines Global REIT in December 2008 through October 2011. Ms. Schugart also served as the Chief Financial Officer of Hines REIT and the general partner of its advisor from August 2003 through October 2011 and as the Chief Financial Officer of the Core Fund from July 2004 through October 2011. She has also been a Senior Managing Director, or similar position, of the general partner of Hines since October 2007 and has served as a director of the Dealer Manager since May 2004. Prior to holding these positions, she was a Vice President in Hines Capital Markets Group raising equity and debt financing for various Hines investment vehicles in the U.S. and internationally. Ms. Schugart spent eight years with Arthur Andersen, where she managed both public and private clients in the real estate, construction, finance and banking industries. She graduated from Southwest Texas State University with a B.B.A. in Accounting.

We believe Ms. Schugart is qualified to serve on our board of directors because of her business experience as our President and Chief Executive Officer and as President and Chief Executive Officer of Hines Global REIT (and as a Director), Hines Global Income Trust, and Hines REIT, along with her substantial experience in private equity, real estate acquisitions and dispositions and finance.

INDEPENDENT DIRECTORS
Gregory R. Geib Age: 53 Director	Since 2013
Mr. Geib has served as an independent director since July 1, 2013. Mr. Geib is currently an owner and Board Member of Quality Sausage Co. Mr. Geib served as President and Chief Executive Officer of Ajinomoto Windsor Inc. from July 2005 to July 2015 where he led the growth and development of the business from a $40 million regional manufacturer and marketer to a $900 million consumer products business with leading brands. Mr. Geib has a strong operating background, which includes new product and brand launches, plant startups and closures, and the development of strategic partner relationships. In addition, Mr. Geib has extensive financial and transactional experience. He has led multiple acquisitions and divestitures of different business units while at Windsor Foods. Prior to joining Windsor Foods, from September 1993 to June 1998, Mr. Geib served as the Executive Vice President of PGI International, a manufacturer of specialty valves and safety equipment. From 1989 to 1991, Mr. Geib was employed by the General Electric Company. He is also currently on the Board of Square Robot, Inc., Eat Real Food LLC, and Family Legacy Missions International. Mr. Geib received his Masters of Business Administration from the J.L. Kellogg Graduate School of Management, Northwestern University, and graduated cum laude from the Wharton School, University of Pennsylvania with a Bachelors of Science in Economics.

We believe Mr. Geib is qualified to serve on our board of directors because of his strong operating background, including his development of strategic partner relationships, in addition to his extensive financial and transactional experience.

Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Business Experience and Principal Occupation; Directorships in Public Corporations and Investment Companies	Public Directorships Held by Director During the Past Five Years
John O. Niemann, Jr. Age: 62 Director	Since 2012
Mr. Niemann served as a director and Chairman of the Audit Committee of Gateway Energy Corporation from June 2010 until December 2013 (when the company went private). Additionally, since August 2014, Mr. Niemann has served as a director and Chairman of the Audit Committee of Hines Global Income Trust. Since June 2013, he has served as a Managing Director of Andersen Tax LLC. He is also the President and Chief Operating Officer of Arthur Andersen LLP, and has been since 2003. He previously served on the administrative board of Arthur Andersen LLP and on the board of partners of Andersen Worldwide. He began his career at Arthur Andersen LLP in 1978 and has served in increasing responsibilities in senior management positions, since 1992. Mr. Niemann has served on the board of directors of many Houston area non-profit organizations, including Strake Jesuit College Preparatory School (past chair of the board), The Regis School of the Sacred Heart (past chair of the board), The Houston Symphony, The University of St. Thomas, The Alley Theatre and Taping for the Blind, Inc. He graduated with a Bachelor of Arts in Managerial Studies (magna cum laude) and a master’s degree in accounting from Rice University, received a juris doctor (summa cum laude) from the South Texas College of Law and a Masters of Law (L.L.M.) in taxation (summa cum laude) from the University of San Francisco School of Law.

We believe Mr. Niemann’s significant experience in the public accounting industry including 35 years in various capacities at Arthur Andersen LLP makes him well qualified to serve as one of our directors. Drawing on this experience, Mr. Niemann is able to provide valuable insights regarding our investment strategies, internal controls, and financial reporting. In addition, through his experience serving on the board of directors of another public company, Mr. Niemann has previous experience in the requirements of serving on a public company board.
Director and Chairman of Audit Committee, Gateway Energy Corporation Director and Chairman of Audit Committee, Hines Global Income Trust
Peter Shaper Age: 53 Director	Since 2012
Mr. Shaper has been an independent director since May 30, 2012. Prior to founding Greenwell Energy Solutions in 2012, Mr. Shaper served as the Chief Executive Officer of CapRock Communications where he led its acquisition from McLeod in 2002 through to its sale to Harris Corporation in 2011. CapRock is a global satellite communications provider serving the energy, government and maritime industries. During his tenure, CapRock grew from a primarily domestic player with $30 million in revenue to the leading global player in its market with over $600 million in revenue. Mr. Shaper is also a founding partner of Houston-based private equity group Genesis Park. Genesis Park focuses on buyouts, partnering strategies with public corporations and growth financing bringing each company capital, commercial execution capabilities and a depth of experience in mergers and acquisitions. Previously, Mr. Shaper was the President of Donnelley Marketing, a division of First Data Corporation. He was directly responsible for the turnaround of the $100 million revenue database marketing company which led to a successful sale to a strategic buyer. In 1996, Mr. Shaper helped found the Information Management Group (“IMG”), as its Executive Vice President of Operations and CFO. IMG grew to more than $600 million in revenue during his tenure. Prior to joining IMG, Mr. Shaper was with a Dallas-based private equity firm where he was responsible for investments in numerous technology-oriented companies, as well as assisting those companies with developing long-term strategies and financial structures. Mr. Shaper also has several years of experience with the international consulting firm McKinsey & Company. Mr. Shaper holds a Master of Business Administration degree from Harvard University and a Bachelor of Science in Engineering from Stanford University. Mr. Shaper currently serves on the board of directors of Greenwell Energy Solutions, Genesis Park, ipDatatel and Hines Global REIT as well as the non-profit boards of Lemonade Day Houston and Knowledge is Power Prep Schools (Houston).

We believe Mr. Shaper’s significant experience as a senior executive officer of sophisticated companies, such as Greenwell Energy Solutions, CapRock Communications, Inc., Genesis Park LP and Donnelley Marketing/First Data Corporation, as well as his experience founding and leading IMG, make him well qualified to serve on our board of directors.
Director, Hines Global REIT

(1)
Except for Mr. Meserve, the address of each director nominees is c/o HMS Income Fund, Inc., 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118. The address for Mr. Meserve is 1300 Post Oak Boulevard, Suite 800, Houston, Texas 77056. The age given for each of our directors is as of April 30, 2019.

(2)	Directors serve for a term until the next annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier removal or resignation.

(3)
Pursuant to the terms of the investment sub-advisory agreement among our Adviser, Main Street, MSC Adviser I, LLC, a wholly-owned subsidiary of Main Street (our “Sub-Adviser”) and us (the “Sub-Advisory Agreement”), our Sub-Adviser provides our Adviser with sub-advisory services. We refer to our Adviser and Sub-Adviser, collectively, as our “Advisers.” Pursuant to the terms of the Sub-Advisory Agreement, and for so long as the Sub-Adviser acts as our Sub-Adviser, whether pursuant to the Sub-Advisory Agreement or otherwise, the Sub-Adviser may select a nominee who shall be nominated to serve as a member of our board of directors. Our Sub-Adviser proposed Mr. Meserve to our Nominating and Corporate Governance Committee, and he is considered an “interested person” because of his affiliation with Main Street.

(4)
Ms. Schugart is an “interested person” of the Company as defined in Section 2(a)(19) of the 1940 Act because of her affiliation with our Adviser, Hines, its affiliated entities and Hines Securities Inc., our dealer manager (the “Dealer Manager”).

CORPORATE GOVERNANCE

Board Leadership Structure and Role in Risk Oversight
Through its direct oversight role, and indirectly through its committees, the board of directors performs a risk oversight function for the Company consisting of the following activities: (1) at regular and special board meetings, and on an ad hoc basis as needed, receiving and reviewing reports related to the performance and operations of the Company, our Advisers and through the closing of our offering to new investors effective September 30, 2017, our Dealer Manager; (2) reviewing and approving, as applicable, the compliance policies and procedures of the Company; (3) reviewing investment strategies, techniques and the processes used to manage related risks; (4) reviewing reports of the Adviser and third-party valuation firm(s) and reviewing recommendations from the Adviser’s Valuation Committee, to assist the board of directors in establishing a fair value for the Company’s investment portfolio; (5) meeting with representatives of, or reviewing reports prepared by or with respect to, key service providers, including the investment adviser, administrator, distributor, transfer agent, custodian and independent registered public accounting firm of the Company, to review and discuss the activities of the Company and to provide direction with respect thereto; (6) reviewing periodically, and at least annually, the Company’s fidelity bond, directors and officers, and errors and omissions insurance policies and such other insurance policies as may be appropriate; and (7) overseeing the Company’s accounting and financial reporting processes, including supervision of the Company’s independent registered public accounting firm to ensure that they provide timely analysis of significant financial reporting and internal control issues.

The board of directors also performs its risk oversight responsibilities with the assistance of the Company’s Chief Compliance Officer. The board of directors receives a quarterly and annual report from the Chief Compliance Officer, who reports on the Company’s compliance with applicable securities laws and its internal compliance policies and procedures. In addition, the Company’s Chief Compliance Officer prepares a written report annually evaluating the adequacy and effectiveness of the compliance policies and procedures of the Company and certain of its service providers. The Chief Compliance Officer’s reports, which are reviewed by the board of directors, address at a minimum: (1) the operation and effectiveness of the compliance policies and procedures of the Company and certain of its service providers since the last report; (2) any material changes to such policies and procedures since the last report; (3) any recommendations for material changes to such policies and procedures as a result of the Chief Compliance Officer’s annual review; and (4) any compliance matter that has occurred since the date of the last report about which the board of directors would reasonably need to know to oversee the Company’s compliance activities and risks. The Chief Compliance Officer also meets separately in executive session with the independent directors at least once each year. In addition to compliance reports from the Company’s Chief Compliance Officer, the board of directors also receives reports from legal counsel to the Company regarding regulatory, compliance and governance matters.

Ms. Schugart has served as our President and Chief Executive Officer since March 15, 2013, and was appointed as Chairman of our board of directors on February 28, 2014. Our board of directors believes that, due to her tenure as our President and Chief Executive Officer, Ms. Schugart is the director with the most knowledge of the Company’s business strategy and is best situated to serve as Chairman of our board of directors.

Our Charter and the regulations governing BDCs generally require that a majority of the board of directors be persons other than “interested persons” of the Company, as defined in Section 2(a)(19) of the 1940 Act. The board of directors does not currently have a lead independent director. Our board of directors believes that its current leadership structure, which places significant responsibilities on committees led by independent directors, is the optimal structure for the Company at this time because it allows the Company’s directors to exercise informed and independent judgment, and allocates areas of responsibility among committees of independent directors and the full board of directors in a manner that enhances effective oversight. The board of directors is of the opinion that having a majority of independent directors is appropriate and in the best interest of the Company’s stockholders, but also believes that having interested persons serve as directors brings both corporate and financial viewpoints that provide significant benefits in its decision-making process. Our board of directors reviews its leadership structure periodically to ensure that the leadership structure remains appropriate and will make changes if and when it determines such changes are necessary or proper.

During 2018, our board of directors met nine times. No director attended fewer than 75% of the aggregate of all meetings held during 2018 by our board of directors and by the committees on which the director served. We encourage, but do not require, our directors to attend the Annual Meeting. We anticipate that all of our directors, each of whom has been nominated for re-election, will attend the Annual Meeting. Each of our directors attended the 2018 annual meeting of stockholders.
Committees of the Board of Directors
The four standing committees of our board of directors are: the Pricing Committee, the Audit Committee, the Nominating and Corporate Governance Committee and the Conflicts Committee. You may obtain copies of the charters for each of the Audit

Committee, the Nominating and Corporate Governance Committee and the Conflicts Committee from our website at www.hinessecurities.com/past-offerings/hms-income-fund/corporate-governance/. Each of the Audit, Nominating and Corporate Governance and Conflicts committees currently has three members and is composed entirely of independent directors.
The board of directors has not established a standing compensation committee because the executive officers of the Company do not receive any direct compensation from the Company. The board of directors, as a whole, participates in the consideration of director compensation, and decisions on director compensation are based on a review of data of comparable BDCs. Because we do not directly compensate our executive officers, the board of directors does not produce and/or review a report on executive compensation practices.
Pricing Committee
Unless our stockholders allow us to do so, we are prohibited from selling, or issuing pursuant to our distribution reinvestment plan, shares of our Common Stock at a price below current net asset value, exclusive of any distributing commission or discount, as applicable. We closed our continuous public offering of our Common Stock to new investors effective September 30, 2017. Therefore, the Pricing Committee is currently responsible for assisting the board of directors in ensuring that shares issued pursuant to our distribution reinvestment plan do not contravene this restriction. The Pricing Committee considers various factors, including the valuations of our investment portfolio provided by our Advisers in determining whether the standard has been met. Ms. Schugart and Mr. Meserve currently serve as the members of our Pricing Committee. During 2018, the Pricing Committee held three meetings and took action through nine unanimous written consents.

Audit Committee
The Audit Committee assists the board of directors in overseeing:

•	the integrity of our financial statements and other information to be provided to our stockholders;

•	our compliance with legal and regulatory requirements;

•	the independent auditors’ qualifications and independence;

•	the performance of our risk management function and independent auditors; and

•	our systems of disclosure controls and procedures and internal controls over financial reporting.

Messrs. Geib, Niemann and Shaper serve as the members of our Audit Committee, and Mr. Niemann serves as the Chairman of the Audit Committee. Our board of directors has determined that each of the members of the Audit Committee meets the independence standards established by the SEC for audit committees and is not an “interested person” for purposes of the 1940 Act. In addition, our board of directors has determined that Mr. Niemann is an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K promulgated under the Exchange Act. Unless otherwise determined by the board of directors, no member of the committee may serve as a member of the Audit Committee of more than three other public companies.
During 2018, the Audit Committee was comprised of three members and held six meetings. All of the members of this committee attended the Audit Committee meetings during 2018.
The Audit Committee’s report on our financial statements for the fiscal year ended December 31, 2018 is presented below under the heading “Audit Committee Report.”
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee, in performing its duties:

•	assists our board of directors in identifying individuals qualified to become members of our board of directors;

•	recommends candidates to our board of directors to fill vacancies on the board of directors and to stand for election by the stockholders at the annual meeting;

•	recommends committee assignments for directors to the full board of directors;

•	recommends a successor to the Company’s Chief Executive Officer when a vacancy occurs;

•	periodically assesses the performance of our board of directors;

•	reviews and recommends appropriate corporate governance policies and procedures to our board of directors; and

•	reviews and monitors our code of business conduct and ethics for senior executive and financial officers, and any other corporate governance policies and procedures we may have from time to time.
Messrs. Geib, Niemann and Shaper serve as the members of our Nominating and Corporate Governance Committee, and Mr. Geib serves as the Chairman of the Nominating and Corporate Governance Committee. Our board of directors has determined that each member of our Nominating and Corporate Governance Committee meets the independence standards established by the SEC for nominating committees and is not an “interested person” for purposes of the 1940 Act.

Among the criteria the committee uses in evaluating the suitability of individual nominees for our board of directors (whether such nominations are made by management, a stockholder or otherwise), the committee considers each nominee’s:

•	personal and professional integrity, experience and skills;

•	ability and willingness to devote the time and effort necessary to be an effective board member;

•	commitment to acting in our best interests and the best interests of our stockholders; and

•	compliance with the independence and other applicable requirements of the 1940 Act and the SEC and all other applicable laws, rules, regulations and listing standards.

The committee also gives consideration to the diversity of the board of directors in terms of having an appropriate mix of experience, education and skills, the requirements contained in our Charter and each nominee’s ability to exercise independence of thought, objective perspective and mature judgment and understand our business operations and objectives.
If the board of directors determines to seek additional directors for nomination, the Nominating and Corporate Governance Committee considers whether it is advisable to retain a third-party search firm to identify candidates. During 2018, the Company paid no fees to third-parties to assist in identifying or evaluating potential nominees. The Nominating and Corporate Governance Committee also considers nominees timely submitted by stockholders under and in accordance with the provisions of our Bylaws. For additional information regarding this process, see “Stockholder Proposals for the 2020 Annual Meeting” below. A stockholder’s notice must set forth specified information as to each person whom the stockholder proposes to nominate for election to the board of directors, including all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, by Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected). The Nominating and Corporate Governance Committee will consider all such nominees and will take into account all factors the committee determines are relevant, including the factors summarized above.
During 2018, the Nominating and Corporate Governance Committee was comprised of three members and held three meetings. All of the members of this committee attended the Nominating and Corporate Governance Committee meetings held during 2018.
Conflicts Committee
Messrs. Geib, Niemann and Shaper serve as the members of our Conflicts Committee, and Mr.  Shaper serves as the Chairman of the Conflicts Committee. The Conflicts Committee reviews and approves specific matters that the board of directors believes may involve conflicts of interest to determine whether the resolution of the conflict of interest is fair and reasonable to us and our stockholders. The Conflicts Committee is responsible for reviewing and approving the terms of all transactions between us, on the one hand, and our Adviser, our Sub-Adviser, Hines or any member of our board of directors, or any of their respective affiliates, on the other hand, including the annual renewal of the investment advisory and administrative services agreement (the “Investment Advisory Agreement”) between us and our Adviser, the Sub-Advisory Agreement and, prior to the closing of our offering to new investors effective September 30, 2017, the dealer manager agreement between us and the Dealer Manager. The Conflicts Committee is also responsible for reviewing and approving each purchase or lease by us of property from an affiliate or purchase or lease by an affiliate from us. The Conflicts Committee is responsible for reviewing our Advisers’ performance and the fees and expenses paid by us to our Advisers and any of their respective affiliates. The review of such fees and expenses is required to be performed with sufficient frequency, but at least annually, to determine that the expenses incurred are in the best interest of our stockholders.
During 2018, the Conflicts Committee was comprised of three members, held three meetings and took action through 19 unanimous written consents. All of the members of this committee attended the Conflicts Committee meetings held during 2018.
The Conflicts Committee has reviewed our policies and reports to determine if they are being followed by us and whether they are in the best interests of our stockholders.
The Conflicts Committee reviewed the material transactions between our Adviser, our Sub-Adviser and Hines and their respective affiliates and the Company that occurred during 2018, which transactions are described in “Certain Relationships and Related Transactions” below, and has determined that all our transactions and relationships with our Advisers and Hines and their respective affiliates during 2018 were fair and were approved in accordance with the policies referenced in “Certain Relationships and Related Transactions” below.

Communications Between Stockholders and the Board of Directors
The board of directors welcomes communications from the Company’s stockholders. Stockholders may send communications to the board of directors or to any particular director to the following address: HMS Income Fund, Inc., 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118, Attention: Ryan T. Sims, Chief Financial Officer and Secretary. Stockholders should indicate clearly the director or directors to whom the communication is being sent. All stockholders communications received in this manner will be delivered to one or more members of the board of directors.
Information about Executive Officers Who Are Not Directors

The following table sets forth certain information regarding the executive officers of the Company who are not directors of the Company:

Name, Address, Age and Position(s) with Company(1)	Term of Office and Length of Time Served(2)	Principal Occupations During Past Five Years

David M. Covington Age: 45 Chief Accounting Officer & Treasurer	Since 2015
Mr. Covington joined Hines in May 2006. Mr. Covington serves as Chief Accounting Officer and Treasurer for us and the general partner of our Adviser.  In this role, Mr. Covington is responsible for the oversight of the treasury, accounting, financial reporting and SEC reporting functions. He is also responsible for establishing the Company’s accounting policies and ensuring compliance with those policies.  Additionally, Mr. Covington serves as Chief Financial Officer and Treasurer of Hines Realty Income Fund LLC. In this role, Mr. Covington is responsible for the oversight of financial operations, equity and debt financing activities, investor relations, accounting, financial reporting, tax, legal compliance and administrative functions. Mr. Covington also served as the Chief Accounting Officer and Treasurer of the Core Fund from November 2011 to such entity’s dissolution in December 2018. He previously served as Senior Controller for the Core Fund from July 2010 through October 2011 and as Controller for the Core Fund from May 2006 through June 2010. Prior to joining Hines, Mr. Covington spent four years at Ernst & Young LLP in the audit practice and most recently, was Corporate Controller of an information technology services firm.  He graduated from the University of Texas at Austin with a Bachelor of Business Administration and Master of Professional Accounting and is a certified public accountant.

Jason P. Maxwell Age: 45 Chief Compliance Officer	Since 2015
Mr. Maxwell joined Hines in June 2006. Mr. Maxwell serves as Chief Compliance Officer for us and for our Adviser and the general partner of our Adviser. He also serves as Assistant Secretary for our Adviser. Mr. Maxwell has been the Vice President - Legal of Hines Interests Limited Partnership (our Sponsor) since October 2016 and is also the General Counsel of Hines Advisors Limited Partnership (“HALP”), a position he has held since January 2014 (prior to that, he held the title of Corporate Counsel of HALP from May 2006 through December 2013). In his role at Hines, Mr. Maxwell created and leads the internal legal function for HALP and provides legal services to (as well as serves as Assistant Secretary of) the following vehicles sponsored by Hines: Hines REIT (until such entity’s dissolution in March 2017), Hines Global REIT and Hines Global Income Trust. He and his team have also provided legal support to us and our board of directors since our formation in November 2011. Among his other responsibilities, he provides corporate governance and general compliance guidance for the previously-mentioned funds’ boards of directors. Prior to joining Hines, Mr. Maxwell was a partner in the law firm of Locke Liddell & Sapp LLP (n/k/a Locke Lord) where he practiced corporate and securities law. He graduated from the University of Miami with a Bachelor of Business Administration degree in Finance, and holds a Juris Doctorate degree from the Georgetown University Law Center. He is also a member of the State Bar of Texas.

Ryan T. Sims Age: 47 Chief Financial Officer and Secretary	Since 2011
Mr. Sims joined Hines in August 2003. Mr. Sims serves as our Chief Financial Officer and Secretary. Mr. Sims is also the Chief Financial Officer and Secretary of the general partner of our Adviser. Mr. Sims has also served as the Chief Financial Officer and Secretary for Hines Global REIT and the general partner of its adviser since November 2011 and as the Chief Financial Officer and Secretary for Hines Global Income Trust and the general partner of its Advisor since September 2013. Mr. Sims holds similar positions with several related Hines entities. In these positions, Mr. Sims is responsible for the oversight of financial operations, equity and debt financing activities, investor relations, accounting, financial reporting, tax, legal, compliance and administrative functions in the U.S. and internationally. Mr. Sims also served as the Chief Financial Officer and Secretary of Hines REIT, the general partner of its advisor and the Core Fund from November 2011 to the dissolution of such entities in March 2017 and December 2018, respectively. Prior to this time, Mr. Sims served as the Chief Accounting Officer for Hines Global REIT and the general partner of its adviser since their inception in December 2008. Mr. Sims also served as the Chief Accounting Officer for Hines REIT, the general partner of its adviser and the Core Fund from April 2008 through October 2011. In these roles, he was responsible for the oversight of the accounting, financial reporting and SEC reporting functions, as well as the Sarbanes-Oxley compliance program in the United States and internationally. He was also responsible for establishing the companies’ accounting policies and ensuring compliance with those policies in the U.S. and internationally. He has also previously served as a Senior Controller for Hines REIT and the general partner of its adviser from August 2003 to April 2008 and the Core Fund from July 2004 to April 2008. Prior to joining Hines, Mr. Sims was a manager in the audit practice of Arthur Andersen LLP and Deloitte & Touche LLP, serving clients primarily in the real estate industry. He holds a Bachelor of Business Administration degree in Accounting from Baylor University and is a certified public accountant.

(1)
The address for each executive officer is c/o HMS Income Fund, Inc., 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118. The age given for each of our executive officers is as of April 30, 2019.

(2)	Each officer holds office until his successor is chosen and qualified or until his earlier death, removal or resignation.
Compensation Discussion and Analysis
We currently have no employees. Our Adviser, with the assistance of our Sub-Adviser, performs our day-to-day management functions. Our executive officers are all employees of the Adviser. We do not pay any of these individuals for serving in their respective positions. See “Certain Relationships and Related Transactions” below for a discussion of fees and expenses payable to our Advisers and their respective affiliates.

Code of Ethics

We, our Advisers and our Dealer Manager have each adopted a code of ethics that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to each code may invest in securities for their personal investment accounts, including securities that may be purchased or held by us, so long as such investments are made in accordance with the code’s requirements. We have included these codes of ethics as exhibits to our Form 10-K. In addition, the code of ethics is available on the EDGAR Database on the SEC’s Internet site at http://www.sec.gov.

DIRECTOR COMPENSATION

Our independent directors are entitled to an annual retainer of $90,000 in addition to meeting fees of (i) $2,500 for each meeting of the board of directors attended in person or via teleconference and (ii) $1,000 for each committee meeting attended in person or via teleconference. We do not pay compensation to our interested directors.

Additionally, the Chairmen of certain committees of the board of directors are entitled to the following annual retainer amounts:

•	$15,000 to the Chairman of the Audit Committee of the board of directors;

•	$10,000 to the Chairman of the Conflicts Committee of the board of directors; and

•	$10,000 to the Chairman of the Nominating and Corporate Governance Committee of the board of directors.
We reimburse all of our directors for reasonable out-of-pocket expenses incurred in connection with their service on the board of directors.

The following table sets forth information regarding compensation of our directors during the fiscal year ended December 31, 2018.

2018 Director Compensation

Name of Director	Fees Earned or Paid in Cash	All Other Compensation (1)	Total Compensation (2)
Interested Directors:
Nicholas T. Meserve	$—	$—	$—
Sherri W. Schugart	—	—	—
Independent Directors:
Gregory R. Geib	110,313	—	110,313
John O. Niemann, Jr.	115,313	—	115,313
Peter Shaper	110,313	—	110,313

(1)
We did not award any portion of the fees earned by our directors in stock or options during the year ended December 31, 2018, we do not have a profit-sharing, compensation or retirement plan, and directors do not receive any pension or retirement benefits.

(2)	The amounts listed are for the fiscal year ending December 31, 2018.

The following table sets forth the dollar range of equity securities of the Company that were beneficially owned by each director as of April 29, 2019:

Name and Address(1)	Dollar Range of Equity Securities Beneficially Owned(2)(3)(4)
Interested Directors:
Nicholas T. Meserve	None
Sherri W. Schugart	Over $100,000
Independent Directors:
Gregory R. Geib	None
John O. Niemann, Jr.	Over $100,000
Peter Shaper	None

(1)
Except for Mr. Meserve, the address of each director is c/o HMS Income Fund, Inc., 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118. The address for Mr. Meserve is 1300 Post Oak Boulevard, Suite 800, Houston, Texas 77056.

(2)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) under the Exchange Act.

(3)	The dollar range of equity securities beneficially owned by our directors is based on our estimated net asset value per share of $7.99 as of February 26, 2019.

(4)	The dollar range of equity securities beneficially owned is: None, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000, or over $100,000.

STOCK OWNERSHIP BY DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN STOCKHOLDERS

Ownership
No person is deemed to control us, as such term is defined in the 1940 Act. The following table sets forth, as of April 29, 2019, information with respect to the beneficial ownership of our Common Stock by:

•	each person known to us to beneficially own more than 5% of the outstanding shares of our Common Stock;

•	each of our directors and each officer; and

•	all of our directors and officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. There is no Common Stock subject to options that are currently exercisable or exercisable within 60 days of April 29, 2019.

Unless otherwise indicated, all shares of Common Stock are owned directly and the named person has sole voting and investment power. None of the shares of Common Stock beneficially owned by our officers or directors has been pledged as security for an obligation.

	Shares beneficially owned as of April 29, 2019
Name and Address(1)	Number(2)	Percentage of Current Ownership(2)
Other Interested Persons:
HMS Investor LLC(3)	861,323.81	1.1%
Interested Directors:
Nicholas T. Meserve	—	—
Sherri W. Schugart	23,882.50	*
Independent Directors:
Gregory R. Geib	—	—
Peter Shaper	—	—
John O. Niemann, Jr.	32,644.31	*
Officers (that are not directors):
David M. Covington	3,411.42	*
Jason P. Maxwell	—	—
Ryan T. Sims	5,557.35	*
All officers and directors as a group (eight persons)	65,495.58	*

*	Amount represents less than 1.0%.

(1)
Except for Mr. Meserve, the address of each beneficial owner is c/o HMS Income Fund, Inc., 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118. The address for Mr. Meserve is 1300 Post Oak Boulevard, Suite 800, Houston, Texas 77056.

(2)	Based on a total of 78,814,203 shares of our Common Stock issued and outstanding as of April 29, 2019.

(3)
HMS Investor LLC is a Delaware limited liability company. Hines Investment Holdings Limited Partnership is the 92% member of HMS Investor LLC and, as such, has voting and dispositive power over the 861,323.81 shares owned by HMS Investor LLC. JCH Investments, Inc. is the general partner of Hines Investment Holdings Limited Partnership and, as such, shares voting and dispositive power over the 861,323.81 shares held by HMS Investor LLC. As a result of his position at JCH Investments, Inc., Jeffrey C. Hines also shares voting and dispositive power over the 861,323.81 shares held by HMS Investor LLC.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors, executive officers and any person owning more than ten percent of our Common Stock to file initial reports of ownership, reports of changes in ownership and annual reports of ownership with the SEC. These persons are required by SEC regulations to furnish us with copies of all Section 16 forms that they file with the SEC. Based on our review of any Forms 3, 4 or 5 filed by such persons and information provided by our directors and officers, we believe that during the fiscal year ended December 31, 2018, all Section 16(a) filing requirements applicable to such persons were timely filed.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Advisers
Our Adviser is registered as an investment adviser under the Advisers Act. Our Adviser is wholly-owned by Hines. Hines is indirectly owned and controlled by Gerald D. Hines and Jeffrey C. Hines. Our Chief Executive Officer and Chief Financial Officer and the other investment professionals may also serve as principals of other investment managers affiliated with our Adviser or Hines that may in the future manage investment funds with an investment objective similar to ours.

Main Street and an investor in our initial formation transaction that is an affiliate of Hines (the “Hines Investor”) have entered into a letter agreement pursuant to which the Hines Investor has the right to sell to Main Street up to one-third of its equity interest in the Company at a price per share equal to the then-current price to the public in the offering (less the selling commissions and Dealer Manager fee of 10%) at the time of exercise of the right. The Hines Investor may exercise the right from time to time, in whole or in part, subject only to the condition that immediately following Main Street’s purchase, Main Street’s ownership would not exceed the limits on investment company ownership of other investment companies as set forth in the 1940 Act.

Any transaction with our affiliates must be fair and reasonable to us and on terms no less favorable than could be obtained from an unaffiliated third party and must be approved by a majority of the directors that have no financial interest in the transaction and a majority of such directors that are not interested persons of the Company.

We have entered into our Investment Advisory Agreement with our Adviser pursuant to which we pay our Adviser a fee for its services consisting of two components — a management fee and an incentive fee. The management fee is calculated at an annual rate of 2.0% of our average gross assets. The term “gross assets” means total assets of the Company, including cash, cash equivalents and the Company’s borrowings that are used for investment purposes. The incentive fee consists of two parts. The first part, which is referred to as the subordinated incentive fee on income, is calculated and payable quarterly in arrears and equals 20.0% of our pre-incentive fee net investment income for the immediately preceding quarter, expressed as a quarterly rate of return on adjusted capital at the beginning of the most recently completed calendar quarter, exceeding 1.875% (or 7.5% annualized), subject to a “catch up” feature. For purposes of this fee, adjusted capital means cumulative gross proceeds generated from sales of our Common Stock (including proceeds from our distribution reinvestment plan) reduced for non-liquidating distributions, other than distributions of profits, paid to our stockholders and amounts paid for share repurchases pursuant to our share repurchase program. The second part of the incentive fee, referred to as the incentive fee on capital gains, is an incentive fee on realized capital gains earned from our portfolio and is determined and payable in arrears as of the end of each calendar year (or upon termination of the Investment Advisory Agreement). This fee equals 20.0% of our incentive fee capital gains, which is equal to our realized capital gains on a cumulative basis from inception, calculated as of the end of each calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fees. Officers of the general partner of our Adviser and of our Adviser receive a benefit from the fees paid to our Adviser pursuant to the Investment Advisory Agreement.

The Sub-Advisory Agreement among our Adviser, Main Street, our Sub-Adviser and us provides that our Sub-Adviser will receive 50% of all fees payable to our Adviser under the Investment Advisory Agreement.

Additionally, pursuant to our Investment Advisory Agreement, to the extent necessary, our Adviser, with the assistance of our Sub-Adviser, provides certain administrative services in connection with the proper conduct and operation of our business, including legal, accounting, tax, insurance and investor relation services, to us. Except to the extent waived, we are required to reimburse our Advisers for the actual cost of the administrative services they provide. We are also required to reimburse our Advisers for the actual expenses they or their affiliates, or any third-party administrator incur in connection with the provision of administrative services to us, including the personnel and related employment direct costs and overhead of our Advisers or their affiliates, or any third-party administrator for provision of administrative services (as opposed to investment advisory services). We are not required to reimburse our Advisers for personnel costs in connection with services for which our Advisers or their affiliates, or any third-party administrator, receives a separate fee.

The Investment Advisory Agreement provides that our Advisers and their respective officers, directors, controlling persons and any other person or entity affiliated with them acting as our agent are entitled to indemnification (including reasonable attorneys’ fees and amounts reasonably paid in settlement) for any liability or loss suffered by such indemnitee, and such indemnitee will be held harmless for any loss or liability suffered by us, if (i) the indemnitee has determined, in good faith, that the course of conduct which caused the loss or liability was in the Company’s best interests, (ii) the indemnitee was acting on behalf of or performing services for the Company, (iii) the liability or loss suffered was not the result of negligence, willful malfeasance, bad faith or misconduct by the indemnitee or an affiliate thereof acting as the Company’s agent and (iv) the indemnification or agreement to hold the indemnitee harmless is only recoverable out of the Company’s net assets and not from the Company’s stockholders.

Our stockholders and our board of directors, which consists of a majority of non-interested directors, has approved the Investment Advisory Agreement and the Sub-Advisory Agreement, including the fees paid pursuant to each such agreement.

Management and Incentive Fee Waiver
We and our Adviser may enter into an agreement, pursuant to which our Adviser could pay us up to 100% of our operating expenses (an “Expense Support Payment”) in order to achieve a reasonable level of expenses relative to our investment income.

We and our Advisers entered into conditional income incentive fee waiver agreements (the “2016-2018 Conditional Income Incentive Fee Waiver Agreements”), most recently on March 4, 2019, pursuant to which, for a period from January 1, 2016 through December 31, 2018, our Advisers would waive payments in respect of the “subordinated incentive fee on income,” as such term is defined in the Investment Advisory Agreement, upon the occurrence of any event that, in our Advisers’ sole discretion, causes such waiver to be deemed necessary. The 2016-2018 Conditional Income Incentive Fee Waiver Agreements may require us to repay previously waived reimbursement of Expense Support Payments or base management fees or incentive fees previously waived by the Advisers under certain circumstances and to the extent eligible for repayment. Previously waived fees and Expense Support Payments are potentially subject to repayment by us, if at all, within a period not to exceed three years from the date of each respective fee waiver or Expense Support Payment. Thus, in any quarter where a surplus exists and the conditions described below are satisfied, the surplus will be available, subject to approval of the board of directors, to reimburse waived fees and Expense Support Payments as follows:

1.	First, to reimburse Expense Support Payments, beginning with the earliest expenses eligible for reimbursement; and

2.	Second, to reimburse all waived fees, beginning with the earliest fees eligible for reimbursement.

Reimbursement of previously waived fees will only be permitted with the approval of our board of directors and if our operating expense ratio is equal to or less than our operating expense ratio at the time the corresponding fees were waived or Expense Support Payments were made and if the annualized rate of regular cash distributions to stockholders is equal to or greater than the annualized rate of the regular cash distributions at the time the corresponding fees were waived.

The table below presents the fees waived by the Advisers and the timing of potential reimbursement of waived fees (dollars in thousands). Previously waived fees will only be reimbursed with the approval of our board of directors and if the conditions described above are satisfied.

	Management Fee (1)		Subordinated Incentive Fee (1)		Capital Gain Incentive Fee (1)		Expense Support (1)
Quarter Ended	Waivers	Repaid to Adviser (2)	Waivers	Repaid to Adviser (2)	Waivers	Repaid to Adviser (2)	Payments	Repaid to Adviser (2)	Operating Expense Ratio (3)	Annualized Distribution Rate (4)	Eligible to be Repaid Through (5)
3/31/2016	$—	$—	$—	$—	$—	$—	$—	$—	1.83%	$0.70	3/31/2019
6/30/2016	$—	$—	$—	$—	$—	$—	$—	$—	1.77%	$0.70	6/30/2019
9/30/2016	$—	$—	$—	$—	$—	$—	$—	$—	1.73%	$0.70	9/30/2019
12/31/2016	$—	$—	$26	$—	$—	$—	$—	$—	1.67%	$0.70	12/31/2019
3/31/2017	$—	$—	$1,396	$—	$—	$—	$—	$—	1.62%	$0.70	3/31/2020
6/30/2017	$—	$—	$246	$—	$—	$—	$—	$—	1.60%	$0.70	6/30/2020

	Management Fee (1)		Subordinated Incentive Fee (1)		Capital Gain Incentive Fee (1)		Expense Support (1)
Quarter Ended	Waivers	Repaid to Adviser (2)	Waivers	Repaid to Adviser (2)	Waivers	Repaid to Adviser (2)	Payments	Repaid to Adviser (2)	Operating Expense Ratio (3)	Annualized Distribution Rate (4)	Eligible to be Repaid Through (5)
9/30/2017	$—	$—	$—	$—	$—	$—	$—	$—	1.77%	$0.70	9/30/2020
12/31/2017	$—	$—	$—	$—	$—	$—	$—	$—	1.82%	$0.70	12/31/2020
3/31/2018	$—	$—	$—	$—	$—	$—	$—	$—	1.80%	$0.70	3/31/2021
6/30/2018	$—	$—	$—	$—	$—	$—	$—	$—	1.96%	$0.70	6/30/2021
9/30/2018	$—	$—	$2,535	$—	$—	$—	$—	$—	2.01%	$0.70	9/30/2021
12/31/2018	$—	$—	$798	$—	$—	$—	$—	$—	2.32%	$0.70	12/31/2021

(1)	Fees waived pursuant to the 2016-2018 Conditional Income Incentive Fee Waiver Agreements.

(2)
Subject to the approval of our board of directors, in future periods, previously waived fees may be paid to the Advisers if our cumulative net increase in net assets resulting from operations exceeds the amount of cumulative distributions paid to stockholders. The previously waived fees are potentially subject to repayment by us, if at all, within a period not to exceed three years from the date of each respective fee waiver. To date, none of the previously waived fees has been approved for reimbursement by our board of directors.

(3)
The “Operating Expense Ratio” is calculated on a quarterly basis as a percentage of average net assets and includes all expenses borne by us, except for base management and incentive fees and administrative expenses waived by the Advisers and organizational and offering expenses.

(4)	“Annualized Distribution Rate” equals $0.00191781 per share, per day based on the distributions declared by the Company’s board of directors.

(5)
Prior to December 31, 2015, the Advisers waived total management fees of $2.8 million, total subordinated incentive fees on income of $2.5 million and total capital gain incentive fees of $8,000. Due to the passage of time, such waived fees are not eligible for repayment under the applicable fee waiver agreements.

Pursuant to the Investment Advisory Agreement and Sub-Advisory Agreement, we are required to pay or reimburse our Advisers for administrative services expenses, which include all costs and expenses related to our day-to-day administration and management not related to advisory services, whether such administrative services were performed by a third party service provider or affiliates of our Advisers (“Internal Administrative Services”). Our Advisers do not earn any profit under their provision of administrative services to us. For the years ended December 31, 2018, 2017 and 2016, we incurred, and our Advisers waived the reimbursement of Internal Administrative Services expenses of approximately $2.7 million, $3.0 million and $2.3 million, respectively. We and our Advisers entered into an expense support and conditional reimbursement agreement, as amended from time to time, which extends the period for waiver of reimbursement of Internal Administrative Services expenses accrued pursuant to the Investment Advisory Agreement and the Sub-Advisory Agreement from January 1, 2016 through December 31, 2018. Since inception, our Advisers waived the reimbursement of total Internal Administrative Services expenses of $13.0 million. Waived Internal Administrative Services expenses are not subject to future reimbursement.

Allocation of the Adviser’s Time
We rely, in part, on the Adviser to manage our day-to-day activities and to implement our investment strategy. Our Adviser and certain of its affiliates are presently, and plan in the future to continue to be, involved with activities which are unrelated to us. Additionally, except for certain restrictions on our Adviser set forth in the Sub-Advisory Agreement, our Adviser and its affiliates are not restricted from forming additional investment funds, from entering into other investment advisory relationships or from engaging in other business activities, even though such activities may be in competition with us and/or may involve substantial time and resources of our Adviser. As a result of these activities, our Adviser, its employees and certain of its affiliates will have conflicts of interest in allocating their time between us and other activities in which they are or may become involved. Therefore, our Adviser, its personnel, and certain affiliates may experience conflicts of interest in allocating management time, services, and functions among us and any other business ventures in which they or any of their key personnel, as applicable, are or may become involved. This could result in actions that are more favorable to other affiliated entities than to us. However, our Adviser believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all activities in which they are involved.

Allocation of the Sub-Adviser’s Time
We rely on the Sub-Adviser to identify investment opportunities, perform, or cause to be performed, due diligence procedures and provide due diligence information to our Adviser, monitor our investment portfolio and make investment recommendations to our Adviser, as well as provide ongoing portfolio management services to the Adviser with respect to our investment portfolio. The Sub-Adviser, its affiliates and their respective members, partners, officers and employees will devote as much of their time to our activities as they deem necessary and appropriate. Except for certain restrictions on the Sub-Adviser set forth in the Sub-Advisory Agreement, the Sub-Adviser and its affiliates are not restricted from forming additional investment funds, from entering into other investment advisory relationships or from engaging in other business activities, even though such activities may be in competition with us and/or may involve substantial time and resources of the Sub-Adviser. These activities could be viewed as creating a conflict of interest in that the time and effort of the members of the Sub-Adviser, its affiliates and their officers and employees are not devoted exclusively to our business but will be allocated between us and the management of Main Street’s assets.

Affiliated Dealer Manager

We have engaged Hines Securities, Inc., an affiliate of Hines, as our Dealer Manager and have paid fees to such entity pursuant to the Dealer Manager agreement. Under the terms of the Dealer Manager agreement, our Dealer Manager acted as our exclusive Dealer Manager until we closed our continuous public offering of our Common Stock to new investors effective September 30, 2017.

Co-Investment

As a BDC, we are subject to certain regulatory restrictions in making our investments, including limitations on our ability to co‑invest with certain affiliates. However, we received exemptive relief from the SEC that permits us, subject to certain conditions, to co-invest with Main Street in certain transactions originated by Main Street and/or our Advisers. The exemptive relief permits us, and certain of our directly or indirectly wholly owned subsidiaries on one hand, and Main Street, and/or certain of its affiliates, on the other hand, to co-invest in the same investment opportunities where such investment would otherwise be prohibited under Section 57(a)(4) of the 1940 Act.

We expect that co-investments between us and Main Street will be the norm rather than the exception, as substantially all potential co-investments that are appropriate investments for us should also be appropriate investments for Main Street, and vice versa. Limited exceptions to co-investing will be based on available capital, diversification and other relevant factors. Accordingly, our Sub-Adviser treats every potential investment in lower middle market securities evaluated by Main Street as a potential investment opportunity for us, determines the appropriateness of each potential investment for co-investment by us, provides to our Adviser, in advance, information about each potential investment that it deems appropriate for us and proposes an allocation between us and Main Street. If our Adviser deems such potential co-investment transaction and proposed allocation appropriate for us, our Adviser will present the transaction and the proposed allocation to the members of our board of directors who are (1) not interested persons of us or Main Street, and (2) who do not have a financial interest in the proposed transaction or the proposed portfolio company, which directors are referred to as “Eligible Directors.” Our Sub-Adviser will present the transaction and the proposed allocation for Main Street to the Eligible Directors of the Main Street board of directors. Each board of directors, including a majority of the Eligible Directors of each board of directors, will approve each proposed co-investment transaction and the related allocation prior to the consummation of any co-investment transaction. No independent director on our board of directors or Main Street’s board of directors will have any direct or indirect financial interest in any co-investment transaction or any interest in any related portfolio company, other than through an interest (if any) in our or Main Street’s securities, as applicable. Additional information regarding the operation of the co-investment program is set forth in the order granting exemptive relief, which may be reviewed on the SEC’s website at www.sec.gov.

In addition to the co-investment program described above and in the exemptive relief, we may continue to co-invest in syndicated deals and secondary loan market purchases in accordance with applicable regulatory guidance or interpretations, which may include instances where price is the only negotiated point.

Appraisal and Compensation

Our Charter provides that, in connection with any transaction involving a merger, conversion or consolidation, either directly or indirectly, involving us and the issuance of securities of a surviving entity after the successful completion of such transaction, or “roll-up,” an appraisal of all our assets will be obtained from a competent independent expert which will be filed as an exhibit to the registration statement registering the roll-up transaction. Such appraisal will be based on all relevant information and will indicate the value of our assets as of a date immediately prior to the announcement of the proposed roll-up. The engagement of such independent expert will be for the exclusive benefit of the Company and our stockholders. A summary of such appraisal will be included in a report to our stockholders in connection with a proposed roll-up. All stockholders will be afforded the opportunity to vote to approve such proposed roll-up, and will be permitted to (a) accept the securities of a roll-up entity offered in the proposed roll-up; or (b) one of the following: (i) remain as holders of Common Stock preserving their interests therein on the same terms and conditions as existed previously; or (ii) receive cash in an amount of such stockholder’s pro rata share of the appraised value of our net assets.

Stockholders who vote against either proposal will not have appraisal or other similar rights with respect to such proposal.

Sales and Leases to Company

Our Charter provides that, except as otherwise permitted under the 1940 Act, the Company may not purchase or lease assets in which our Adviser or any of its affiliates has an interest unless all of the following conditions are met: (a) the transaction occurs at the formation of the Company and is fully disclosed to the stockholders in a prospectus or in a periodic report; and (b) the assets are sold or leased upon terms that are reasonable to the Company and at a price not to exceed the lesser of cost or FMV as determined by an independent expert. However, our Adviser may purchase assets in its own name (and assume loans in connection therewith) and temporarily hold title, for the purposes of facilitating the acquisition of the assets, the borrowing of money, obtaining financing for the Company, or the completion of construction of the assets, so long as all of the following conditions are met: (i) the assets are purchased by the Company at a price no greater than the cost of the assets to our Adviser; (ii) all income generated by, and the expenses associated with, the assets so acquired will be treated as belonging to the Company; and (iii) there are no other benefits arising out of such transaction to our Adviser apart from compensation otherwise permitted by the NASAA Omnibus Guidelines.

Sales and Leases to the Adviser, Directors or Affiliates

As also prohibited by the 1940 Act, our Charter provides that the Company may not sell assets to our Adviser or any affiliate thereof unless such sale is duly approved by the holders of shares of stock entitled to cast a majority of all the votes entitled to be cast on the matter. The Company may not lease assets to our Adviser or any affiliate thereof unless all of the following conditions are met: (a) the transaction is fully disclosed to the stockholders in a periodic report filed with the SEC or otherwise; and (b) the terms of the transaction are fair and reasonable to the Company.

Loans

Our Charter provides that, except for the advancement of indemnification funds, no loans, credit facilities, credit agreements or otherwise may be made by the Company to our Adviser or any of its affiliates.

Commissions on Financing, Refinancing or Reinvestment

Our Charter provides that the Company generally may not pay, directly or indirectly, a commission or fee to our Adviser or any affiliate thereof in connection with the reinvestment of profits and available reserves or of the proceeds of the refinancing of assets.

Lending Practices

Our Charter provides that any adviser may not provide financing with a term in excess of 12 months for the Company, and with respect to financing made available to the Company by any adviser, such adviser may not receive interest in excess of the lesser of such adviser’s cost of funds or the amounts that would be charged by unrelated lending institutions on comparable loans for the same purpose. An adviser may not impose a prepayment charge or penalty in connection with such financing and such adviser may not receive points or other financing charges.

Director Independence

While we are not listed on NASDAQ, we comply with NASDAQ’s corporate governance rules requiring listed companies to have a board of directors with at least a majority of independent directors. Under NASDAQ’s corporate governance rules, in order for a director to be deemed independent, our board of directors must determine that the individual does not have a relationship that would interfere with the director’s exercise of independent judgment in carrying out his or her responsibilities. On an annual basis, each member of our board of directors is required to complete an independence questionnaire designed to provide information to assist the board of directors in determining whether the director is independent under NASDAQ’s corporate governance rules, the 1940 Act and our corporate governance guidelines. Our board of directors has determined that each of our directors, other than Mr. Meserve and Ms. Schugart, is independent under the listing standards of the NASDAQ Stock Market LLC, the Exchange Act and the 1940 Act.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

PROPOSAL TWO:
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Grant Thornton LLP (“Grant Thornton”), Grant Thornton Tower, 171 N. Clark Street, Suite 200, Chicago, Illinois 60601, serves as our independent registered public accounting firm and reports directly to our Audit Committee. Grant Thornton audited our financial statements for the fiscal years ended December 31, 2012 through December 31, 2018 and during the period from November 22, 2011 (inception) to December 31, 2011. Representatives of Grant Thornton will be present in person or telephonically during the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to questions from our stockholders.
Audit Fees
Grant Thornton serves as our principal accounting firm. Grant Thornton’s aggregate fees billed to us for the fiscal years ended December 31, 2018 and December 31, 2017 are as follows:

Period	Audit Fees (1)	Audit-Related Fees (2)	Tax Fees (3)	All Other Fees (4)	Total Fees
Fiscal year ended December 31, 2018	$432,311	$—	$—	$—	$432,311
Fiscal year ended December 31, 2017	392,730	—	—	19,027	411,757

(1)
“Audit Fees” are those fees billed for professional services rendered for the audit of our year-end financial statements and services that are normally provided in connection with statutory and regulatory filings.

(2)
“Audit-Related Fees” are those fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attestation services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

(3)
“Tax Fees” are those fees billed for professional services for tax compliance. Grant Thornton provided no professional services for tax compliance during the fiscal years ended December 31, 2018 and 2017.

(4)
“All Other Fees” are those fees billed for services, other than the services reported above, related to our registration statements and related prospectuses. Such fees are incurred by our Adviser and reimbursed by us on a monthly basis, up to a maximum aggregate amount of 1.5% of the gross stock offering proceeds.

Pre-approval Policies and Procedures
Our Audit Committee has adopted a pre-approval policy requiring the Audit Committee to pre-approve all audit and permissible non-audit services to be performed by Grant Thornton. In determining whether or not to pre-approve services, the Audit Committee will consider whether the service is a permissible service under the rules and regulations promulgated by the SEC, and, if permissible, the potential effect of such services on the independence of Grant Thornton. All services performed for us for the fiscal years ended December 31, 2018 and December 31, 2017 were pre-approved or ratified by our Audit Committee.

Audit Committee Report
To the Directors of HMS Income Fund, Inc.:
We have reviewed HMS Income Fund, Inc.’s audited consolidated financial statements as of and for the year ended December 31, 2018 and discussed them with management and the Company’s independent registered public accounting firm.
We have discussed with the independent registered public accounting firm the matters required to be discussed by Statement of Auditing Standards No. 1301 “Communications with Audit Committees.”
We have received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor communications with the audit committee concerning independence, and we have discussed with the auditors the auditors’ independence. We have also considered whether the auditors’ provision of non-audit services to HMS Income Fund, Inc. and its affiliates is compatible with the auditors’ independence.

Based on the reviews and discussions referred to above, we recommended to the board of directors that the financial statements referred to above be included in HMS Income Fund, Inc.’s Annual Report on Form 10-K (as amended) for the year ended December 31, 2018. The Audit Committee also recommended the appointment of Grant Thornton LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2019.
Audit Committee
John O. Niemann, Jr., Chairman
Peter Shaper
Gregory R. Geib

The material in the Audit Committee Report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Required Vote
Although not required by law or our governance documents, we believe ratification of this appointment is good corporate practice because the audit of our books and records is a matter of importance to our stockholders. If our stockholders do not ratify the appointment, our Audit Committee will reconsider the appointment of Grant Thornton, but still may elect to retain them. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time if it determines that such a change would be in our best interest and the best interest of our stockholders.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT BY OUR AUDIT COMMITTEE OF GRANT THORNTON AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019.

INVESTMENT ADVISER AND ADMINISTRATOR, INVESTMENT SUB-ADVISER AND SUB-ADMINISTRATOR AND DEALER MANAGER
Set forth below are the names and addresses of the Company’s investment adviser and administrator, investment sub-adviser and sub-administrator and dealer manager:

INVESTMENT ADVISER AND ADMINISTRATOR	INVESTMENT SUB-ADVISER AND SUB-ADMINISTRATOR	DEALER MANAGER
HMS Adviser LP 2800 Post Oak Boulevard, Suite 5000 Houston, Texas 77056-6118	MSC Adviser I, LLC 1300 Post Oak Boulevard, Suite 800 Houston, Texas 77056	Hines Securities, Inc. 2800 Post Oak Boulevard, Suite 5000 Houston, Texas 77056-6118

OTHER MATTERS PRESENTED FOR ACTION AT THE 2019 ANNUAL MEETING
Our board of directors does not intend to present for action at the Annual Meeting any matter other than those specifically set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented for action at the Annual Meeting, it is the intention of persons named in the proxy to vote thereon in accordance with their judgment pursuant to the discretionary authority conferred by the proxy.

PRIVACY NOTICE
We are committed to protecting your privacy. This privacy notice explains the privacy policies of HMS Income Fund, Inc. and its affiliated companies. This notice supersedes any other privacy notice you may have received from HMS Income Fund, Inc.
We will safeguard, according to strict standards of security and confidentiality, all information we receive about you. The only information we collect from you is your name, address, number of shares you hold and your social security number. This information is used only so that we can send you annual reports and other information about us, and send you proxy statements or other information as required by law.
We do not share this information with any non-affiliated third party except as described below.

•	Authorized Employees of our Adviser. It is our policy that only authorized employees of our Adviser who need to know your personal information will have access to it.

•
Service Providers. We may disclose your personal information to companies that provide services on our behalf, such as record keeping, processing your trades, and mailing you information. These companies are required to protect your information and use it solely for the purpose for which they received it.

•
Courts and Government Officials. If required by law, we may disclose your personal information in accordance with a court order or at the request of government regulators. Only that information required by law, subpoena, or court order will be disclosed.

If you decide to no longer do business with us, we will continue to follow this privacy policy with respect to the information we have in our possession about you and your account.

STOCKHOLDER PROPOSALS FOR THE 2020 ANNUAL MEETING
Stockholder Proposals in the Proxy Statement.   Rule 14a-8 under the Exchange Act addresses when a company must include a stockholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of stockholders. Under Rule 14a-8, in order for a stockholder proposal to be considered for inclusion in the proxy statement and proxy card relating to our 2020 annual meeting of stockholders, the proposal must be received at our principal executive offices no later than January 1, 2020.
Stockholder Proposals and Nominations for Directors to Be Presented at Meetings.   For any proposal that is not submitted for inclusion in our proxy material for the 2020 annual meeting of stockholders but is instead sought to be presented directly at that meeting, Rule 14a-4(c) under the Exchange Act permits our management to exercise discretionary voting authority under proxies it solicits unless we receive timely notice of the proposal in accordance with the procedures set forth in our Bylaws. Under our Bylaws, for a stockholder proposal to be properly submitted for presentation at our 2020 annual meeting of stockholders, our Secretary must receive written notice of the proposal at our principal executive offices during the period beginning on December 2, 2019 and ending on January 1, 2020 and must contain information specified in our Bylaws, including:

•	as to the proposing stockholder (and any beneficial owner on whose behalf the proposal is being made),

▪	the name and address of the proposing stockholder (and the beneficial owner, if any) as they appear on our books;

▪	the number of shares of Common Stock owned beneficially and of record by the proposing stockholder (and the beneficial owner, if any); and

▪	the name of the nominee holder for, and number shares of, Common Stock owned beneficially but not of record by the proposing stockholder;

•	as to each director nominee,

•	the name, age and address of the nominee;

•	the number of shares of Common Stock beneficially owned by the nominee;

•
all other information relating to the nominee that is required under Regulation 14A under the Exchange Act to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved); and

•	the name of the nominee holder for, and number shares of, Common Stock owned beneficially but not of record by the nominee;

•	as to any other business that the stockholder proposes to bring before the annual meeting,

•	a brief description of the business to be brought before the annual meeting;

•	the reasons for conducting such business at the annual meeting; and

•	any material interest in such business that the proposing stockholder (and the beneficial owner, if any) may have.

The above procedures summarize the procedures regarding stockholder nominations contained in our Bylaws, and any stockholder desiring to submit a nominee should consult our Bylaws concerning these requirements.
All proposals should be sent via registered, certified or express mail to our Secretary at our principal executive offices at: HMS Income Fund, Inc., 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118, Attention: Ryan T. Sims, Chief Financial Officer and Secretary (telephone: (888) 220-6121).
You may obtain a copy of our Bylaws, in which these procedures are set forth, upon written request to our Secretary at the address above.
By Order of the Board of Directors,
Ryan T. Sims
Chief Financial Officer and Secretary
Houston, Texas
June 20, 2019

*** Exercise Your *Right* to Vote ***

HMS INCOME FUND, INC.

HMS INCOME FUND, INC.
2800 POST OAK BLVD., SUITE 5000
HOUSTON, TX 77056

Meeting Information

Meeting Type: Annual Meeting
For holders as of: June 13, 2019
Date: September 11, 2019 **Time:** 9:00 AM Central Time
Location: Williams Tower Conference Center
Level 2 - Uptown Room
2800 Post Oak Boulevard
Houston, TX 77056

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com/HMIF*, scan the QR Barcode on the reverse side, or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

E76251-P24977

Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT ANNUAL REPORT ON FORM 10-K (AS AMENDED)

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com/HMIF,* or scan the QR Barcode below.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com/HMIF
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor.
Please make the request as instructed above on or before August 28, 2019 to facilitate timely delivery.

How To Vote

Please Choose One of the Following Voting Methods

SCAN TO
VIEW MATERIALS & VOTE

Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: Go to *www.proxyvote.com/HMIF* or, from a smartphone, scan the QR Barcode above. Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

E76252-P24977

Voting Items

1. Election of Directors

   Nominees:

   01) SHERRI W. SCHUGART
   02) NICHOLAS T. MESERVE
   03) PETER SHAPER
   04) JOHN O. NIEMANN, JR.
   05) GREGORY R. GEIB

The Board of Directors recommends a vote "FOR" proposal 2.

NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

E76253-P24977

HMS INCOME FUND, INC.
2800 POST OAK BLVD., SUITE 5000
HOUSTON, TX 77056

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com/HMIF or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E76248-P24977

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HMS INCOME FUND, INC.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) SHERRI W. SCHUGART
02) NICHOLAS T. MESERVE
03) PETER SHAPER
04) JOHN O. NIEMANN, JR.
05) GREGORY R. GEIB

The Board of Directors recommends a vote "FOR" proposal 2.

NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K (as amended) are available at
www.proxyvote.com/HMIF

E76249-P24977

HMS INCOME FUND, INC.
Annual Meeting of Stockholders
September 11, 2019 9:00 AM, Central Time
This proxy is solicited on behalf of the Board of Directors

The stockholder(s) hereby appoint(s) Sherri W. Schugart and Ryan T. Sims, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of HMS INCOME FUND, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, Central Time, on September 11, 2019, at the Williams Tower Conference Center, Level 2 - Uptown Room, 2800 Post Oak Boulevard, Houston, Texas 77056, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side